As filed with the Securities and Exchange Commission on June 10, 2003

Registration No. 333-42950

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BSB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	16-1327860
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

58-68 Exchange Street

Binghamton, NY 13902

(607) 779-2492

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BSB Bancorp, Inc.

1996 Long-Term Incentive and Capital Accumulation Plan

(Full title of the Plans)

Larry G. Denniston

BSB Bancorp, Inc.

58-68 Exchange Street

Binghamton, NY 13902

(607) 779-3145

(Name, address and telephone number of Agent for Service)

Copy to:

Stuart G. Stein, Esq.

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-8575

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(2)

Common Stock, par value $.01 per share	750,000	$24.93	$18,697,500	$1,512.63

(1)	The Registrant is registering 750,000 shares of its common stock, par value $.01 per share (“Common Stock”) reserved for issuance pursuant to its 1996 Long-Term Incentive and Capital Accumulation Plan (pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended based on the average of the high and low price on June 9, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 750,000 shares of BSB Bancorp common stock, par value $.01 per share to be issued pursuant to the BSB Bancorp, Inc. 1996 Long-Term Incentive and Capital Accumulation Plan (the “1996 Plan”).

The contents of the Registration Statement on Form S-8 (No. 333-42950) relating to the 1996 Plan filed with the Securities and Exchange Commission on August 4, 2000 are incorporated by reference herein.

PART II

Item 8.                     Exhibits.

Exhibit No.	Exhibit
4.1

1996 Long-Term Incentive and Capital Accumulation Plan, effective as of April 22, 1996 (incorporated herein by reference to Exhibit A of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 21, 1996).

4.2

Amendment Number 1 to the 1996 Long-Term Incentive and Capital Accumulation Plan (incorporated herein by reference to Exhibit 10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, as filed with the SEC on August 13, 1998).

4.3

Amendment Number 2 to the 1996 Long-Term Incentive and Capital Accumulation Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the SEC on May 13, 1999).

4.4

Amendment Number 3 to the 1996 Long-Term Incentive and Capital Accumulation Plan (incorporated herein by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 28, 2003).

4.5	Amendment Number 4 to the 1996 Long-Term Incentive and Capital Accumulation Plan.

4.6	Amendment Number 5 to the 1996 Long-Term Incentive and Capital Accumulation Plan.

4.7	Amendment Number 6 to the 1996 Long-Term Incentive and Capital Accumulation Plan.

4.8	Amendment Number 7 to the 1996 Long-Term Incentive and Capital Accumulation Plan.

4.9

Certificate of Incorporation, as amended by the Certificate of Amendment dated May 24, 1993 and the Certificate of Amendment dated April 22, 1996 (incorporated herein by reference from Exhibit 3.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1996, as filed with the SEC on May 14, 1996).

4.10

Form of Amended Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference from Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 1999).

4.11	Bylaws, as amended (incorporated herein by reference from Exhibit 3 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 1999, as filed with the SEC on August 13, 1999).

5	Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of Hogan & Hartson L.L.P.

23.1	Consent of KPMG LLP.

23.2	Consent of PricewaterhouseCoopers, LLP

24	Power of Attorney (included on signature page of the Registration Statement on Form S-8 (Registration No. 333-42950) filed with the SEC on August 4, 2000).

SIGNATURES

Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Binghamton, state of New York, on June 10, 2003.

BSB BANCORP, INC.

By:	/s/ HOWARD W. SHARP
Howard W. Sharp
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2003.

Signature	Title

/s/ HOWARD W. SHARP	President and Chief Executive Officer and Director
Howard W. Sharp	(Principal Executive Officer)

/s/ REXFORD C. DECKER	Senior Vice President and Chief Financial Officer
Rexford C. Decker	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Robert W. Allen

*	Director
Diana J. Bendz

*	Director
William C. Craine

*	Director
John P. Driscoll

*	Director
Ann G. Higbee

*	Director
David A. Niermeyer

*	Director
Mark T. O’Neil, Jr.

*	Director
Thomas L. Thorn

*By	/s/ REXFORD C. DECKER
Rexford C. Decker, Attorney-in-fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Binghamton, state of New York, on June 10, 2003.

BSB BANCORP, INC. 1996 LONG-TERM INCENTIVE AND CAPITAL ACCUMULATION PLAN

By:	/s/ ROBERT W. ALLEN
Name	Robert W. Allen
Title:	Plan Administrator

By:	/s/ DIANA J. BENDZ
Name:	Diana J. Bendz
Title:	Plan Administrator

By:	/s/ DAVID A. NIERMEYER
Name:	David A. Niermeyer
Title:	Plan Administrator

By:	/s/ MARK T. O’NEIL, JR.
Name:	Mark T. O’Neil, Jr.
Title:	Plan Administrator

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1

1996 Long-Term Incentive and Capital Accumulation Plan, effective as of April 22, 1996 (incorporated herein by reference to Exhibit A of the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on March 21, 1996).

4.2

Amendment Number 1 to the 1996 Long-Term Incentive and Capital Accumulation Plan (incorporated herein by reference to Exhibit 10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, as filed with the SEC on August 13, 1998).

4.3

Amendment Number 2 to the 1996 Long-Term Incentive and Capital Accumulation Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the SEC on May 13, 1999).

4.4

Amendment Number 3 to the 1996 Long-Term Incentive and Capital Accumulation Plan (incorporated herein by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC on March 28, 2003).

4.5	Amendment Number 4 to the 1996 Long-Term Incentive and Capital Accumulation Plan.

4.6	Amendment Number 5 to the 1996 Long-Term Incentive and Capital Accumulation Plan.

4.7	Amendment Number 6 to the 1996 Long-Term Incentive and Capital Accumulation Plan.

4.8	Amendment Number 7 to the 1996 Long-Term Incentive and Capital Accumulation Plan.

4.9

Certificate of Incorporation, as amended by the Certificate of Amendment dated May 24, 1993 and the Certificate of Amendment dated April 22, 1996 (incorporated herein by reference from Exhibit 3.1 to the Quarterly Report on Form

10-Q of the Company for the quarter ended March 31, 1996, as filed with the SEC on May 14, 1996).

4.10

Form of Amended Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference from Exhibit 99.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 1999).

4.11	Bylaws, as amended (incorporated herein by reference from Exhibit 3 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 1999, as filed with the SEC on August 13, 1999).

5	Opinion of Hogan & Hartson L.L.P. as to the validity of the securities registered hereunder, including the consent of Hogan & Hartson L.L.P.

23.1	Consent of KPMG LLP.

23.2	Consent of PricewaterhouseCoopers, LLP

24	Power of Attorney (included on signature page of the Registration Statement on Form S-8 (Registration No. 333-42950) filed with the SEC on August 4, 2000).